Exhibit 10-2

CANCELLATION AGREEMENT

This CANCELLATION AGREEMENT (this “Agreement”), dated February 24, 2011 (the “Effective Date”), by and among, VGTEL, INC. (the “ Company” and/or “VGTL”) a New York Corporation, and JOSEPH INDOVINA (the “Canceling Party”).  VGTL/Company and Canceling Party are also hereinafter individually and jointly referred to as “P(p)arty” and/or “P(p)arties”.

BACKGROUND
           Concurrently herewith, VGTL is entering into an ‘Agreement and Plan of Share Exchange’ (“Exchange Agreement”) with Venture Industries, Inc. (“VII”), pursuant to which VGTL will cancel 2,714,489 shares of VGTL common stock, par value $0.0001 per share, issued to the Canceling Party (“Subject Shares”) in exchange for a payment of $150,000.00 (“Cancellation Payment”) by VGTL to the Canceling Party.  After the cancellation of the Subject Shares, the Canceling Party will own 608,334 shares of common stock of VGTL.
           It is a condition precedent to the consummation of the Exchange Agreement that the Canceling Party will enter into this Agreement, which will effectuate the cancellation of the Subject Shares.  The Canceling Party is entering into this Agreement to, amongst other things, induce VGTL to enter into the Exchange Agreement and the Canceling Party acknowledges that VGTL would not consummate the transactions contemplated by the Exchange Agreement unless the transactions contemplated hereby are effectuated in accordance herewith.

AGREEMENT
In consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:
           1.           Cancellation of Subject Shares. On the Effective Date, the Canceling Party will deliver to VGTL the necessary documentation for the cancellation of the stock certificates representing the Subject Shares, along with duly executed medallion guaranteed stock powers covering the Subject Shares (or such other documents acceptable to the Company’s transfer agent) and hereby irrevocably instructs the Company and the Company’s transfer agent to cancel the Subject Shares such that the Subject Shares will no longer be outstanding on the stock ledger of the Company and such that the Canceling Party shall no longer have any interest in the Subject Shares whatsoever.  The Company shall immediately deliver to the Company’s transfer agent irrevocable instructions providing for the cancellation of the Subject Shares.
           2.           Closing Date.   Upon the confirmation of the cancellation of the Subject Shares by Seller, the payment of the Cancellation Payment to the Canceling Party shall occur on or about ten (10) days from the Company’s filing of the Form 8K, Form 10 (“Closing Date”).  The transactions to occur at such place and time with respect to this Agreement are referred to herein as the “Closing”.
           3.           Representations by the Canceling Party.   (a)  The Canceling Party owns the Subject Shares of record and beneficially free and clear of all liens, claims, charges, security interests, and/or encumbrances of any kind whatsoever.  The Canceling Party has sole control over the Subject Shares and/or sole discretionary authority over any account in which they are held.  Except for this Agreement, no person/entity has any option or right to purchase or otherwise acquire the Subject Shares, whether by contract of sale or otherwise, nor is there a “short position” as to the Subject Shares.
                      (b)           The Canceling Party has full right, power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Canceling Party and constitutes a valid, binding obligation of the Canceling Party, enforceable against it in accordance with its terms (except as such enforceability may be limited by laws affecting creditor's rights generally).
                      (c)           Canceling Party represents and warrants that its has obtained all the necessary consents and has the requisite authority and capacity to enter into this Agreement, as well as carry out the terms/conditions referenced herein.  Additionally, Canceling Party represents and warrants that its compliance with the terms and conditions of this Agreement and will not violate any instrument relating to the conduct of its business, or any other agreement which it may be a party, or any Federal and State rules or regulations applicable to either party.
           3.           Further Assurances.   Each Party to this Agreement will use its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including the execution and delivery of such other documents and agreements as may be necessary to effectuate the cancellation of the Subject Shares).
           4.           Amendment and Waiver.   No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by both Parties.  Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.
           5.           Survival of Agreements, Representations and Warranties, etc.   All representations and warranties contained herein shall survive the execution and delivery of this Agreement.
           6.           Successors and Assigns.   This Agreement shall bind and inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.
           7.           Governing Law.   This Agreement and the obligations, rights and remedies of the Parties hereto are to be construed in accordance with and governed by the laws of the State of New York, with any action/dispute concerning this Agreement to be venued in the County of Suffolk.
           8.           Miscellaneous.  This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.   If any provision of this Agreement shall be held invalid or unenforceable for whatever reason, the remainder of this Agreement shall not be affected thereby and every remaining provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.  This Agreement may be executed in any number of counterparts and by the Parties hereto on separate counterparts but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

VGTEL, INC.

By:_______________________
Name:                      Joseph Indovina,
Title:           President and Chief Executive Officer

By:_______________________
JOSPEH INDOVINA, Individually